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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 11-258016) pertaining to the Universal American Financial Corp. 401(k) Plan and in the Registration Statements (Form S-2 No. 333-03641) pertaining to the Universal American Financial Corp. Incentive Stock Option Plan, Agents Stock Purchase Plan, Deferred Compensation Plan for Agents, Stock Option Plan for Directors, and Non-qualified Stock Option Plans for Agents and Others and (Form S-3 No. 333-120190) pertaining to the registration of Debt Securities, Preferred Stock, Common Stock, Depositary Shares, Warrants, Stock Purchase Contracts, Stock Purchase Units and Common Stock for Universal American Financial Corp., of our reports dated March 11, 2005, with respect to the consolidated financial statements and financial statement schedules of Universal American Financial Corp., Universal American Financial Corp. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Universal American Financial Corp., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

                                        /s/ Ernst & Young LLP

New York, NY
March 15, 2005